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                                                                    Exhibit 17

                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS

             NICHOLAS-APPLEGATE U.S. SYSTEMATIC MID CAP GROWTH FUND

                                600 WEST BROADWAY
                           SAN DIEGO, CALIFORNIA 92101


                      PROXY FOR THE MEETING OF SHAREHOLDERS
                         TO BE HELD ON FEBRUARY 10, 2005


          I (we), having received notice of the meeting and the Prospectus/Proxy Statement, appoint Horacio A. Valeiras, Charles H. Field, and Deborah Wussow, and each of them, my (our) attorneys with full power of substitution in them and each of them and in my (our) name(s) to attend the Meeting of Shareholders to be held on February 10, 2005, at 10:00 a.m., Pacific time, at the offices of Nicholas-Applegate Institutional Funds (the "Trust"), 600 West Broadway, San Diego, California 92101, and any adjourned session or sessions thereof, and there to vote and act upon the following matter as more fully described in the accompanying Proxy Statement in respect of all shares of the Fund which I (we) will be entitled to vote or act upon, with all the powers I (we) would possess if personally present.

          IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

          THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

     NOTE: In signing, please write name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally.


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Signature


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Signature


___________________________, 200_
Date


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES AND SHOULD BE RETURNED AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED. THE BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF THE FOLLOWING PROPOSAL:

1. To approve a Plan of Reorganization and Termination under which Nicholas-Applegate U.S. Systematic SMID Growth Fund ("SMID Growth Fund"), a series of the Trust, would acquire all of the assets of Nicholas-Applegate U.S. Systematic Mid Cap Growth Fund (the "Target"), another series of the Trust, in exchange solely for Class IV Shares of equal value of SMID Growth

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Fund and SMID Growth Fund's assumption of the liabilities of the Target, followed by the distribution of those shares to the shareholders of the Target.

______ FOR                _____ AGAINST                      _____ ABSTAIN